Alexander & Alexander Services Inc.

1995 Long-Term Incentive Plan



Section 1. Purpose

The purpose of the 1995 Long-Term Incentive Plan (the "Plan") is to promote the success of Alexander & Alexander Services Inc.
(the "Company") by providing incentives for certain key employees which will link their personal interest to both the long term financial success of the Company and the growth of stockholder value. The
Plan is intended to enhance the Company's ability to attract, retain and motivate qualified personnel upon whom, in large measure, the progress, growth and profitability of the Company depends. The various types of long-term incentive awards provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations, and the size and diversity of its businesses.


Section 2. Definitions

For purposes of the Plan, the following terms shall have the meanings indicated below unless the context clearly indicates otherwise:

         (a) "Award" shall mean any grant of Stock, or of a right to receive either Stock or an amount of cash calculated by reference to the value of Stock, made under the Plan.

         (b) "Award Agreement" shall mean an agreement between a Participant and the Company covering the specific terms and conditions of an Award.

         (c) "Board of Directors" shall mean the Board of Directors of the Company.

         (d) "Bonus Equity Plan" shall mean the program described in Section 6.4 of the Plan.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         (f) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4.

         (g) "Company" shall mean Alexander & Alexander
             Services Inc. and its Subsidiaries.

         (h) "Disability" shall mean permanent disability within the meaning of Section 22(e)(3) of the Code.

         (i) "Incentive Stock Option" shall mean an option to purchase Stock granted under Section 6.1 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
         (j) "Nonqualified Stock Option" shall mean an option to purchase Stock granted under Section 6.1 of the Plan which is not intended to be an Incentive Stock Option.

         (k) "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

         (l) "Option Period" shall mean the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Award Agreement.

         (m) "Optionee" shall mean a Participant who has been granted an option to purchase shares of Stock under the provisions of the Plan.

         (n) "Other Stock Based Awards" shall have the meaning specified in Section 6.6 of the Plan.

         (o) "Participant" shall mean an employee who has an outstanding Award granted under the Plan.

         (p) "Performance Share/Unit" shall mean the grant of contingent shares of Stock or units under Section 6.5 of the Plan.

         (q) "Performance Award" shall mean an Award granted under the conditions specified in Section 7 of the Plan.

         (r) "Plan" shall mean the Alexander & Alexander Services
             Inc. 1995 Long-Term Incentive Plan, as it may be amended from time to time.

         (s) "Replacement Option" shall mean an Option to purchase Stock granted under Section 6.1(f) of the Plan.

         (t) "Restricted Period" shall mean the period of time from the date of grant of Restricted Stock to the date when the restrictions placed on the Stock in the Award
             Agreement lapse.

         (u) "Restricted Stock" shall mean an Award of Stock granted under Section 6.3 or Section 6.4 of the Plan.

         (v) "Retirement" shall mean termination of employment with the Company or any of its Subsidiaries at or after age 60 (or such earlier age as the Committee shall determine) and pursuant to a retirement plan of the Company or the Subsidiary.

         (w) "Stock" shall mean the Company's common stock, $1.00 par value per share.

         (x) "Stock Appreciation Right" shall mean a right to receive an amount, payable in cash or Stock or partly in cash and partly in Stock, equal to the difference between the fair market value of the Stock on the date the Award is exercised and the exercise price of the Stock Appreciation Right as stated in the Award
             Agreement.

         (y) "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

             (a) "Termination of Employment" shall be deemed to have
                 occurred at the close of business on the last day on which a Participant is carried as an active employee on the records of the Company or any of its Subsidiaries.


Section 3. Stock Subject to the Plan

3.1      Authorized Stock

         Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock that may be delivered under the Plan shall not exceed the sum of (a) 4,700,000 plus (b) the number of shares remaining available for issuance on the effective date of the Plan under the Company's 1988 Long-Term Incentive Compensation Plan (the "Predecessor Plan") plus (c) the lesser of (i) 2,000,000 shares of Stock or (ii) the number of shares of Stock received by the Company after the effective date of the Plan upon exercise of any Option, whether issued under the Plan or the Predecessor Plan. No more than 940,000 shares shall be issued as Restricted Stock under Sections 6.3 and 6.4 of the Plan. The exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be deemed to be an issuance of Stock under the Plan. The payment of Performance Share/Unit and Other Stock Based Awards shall not be deemed to constitute an issuance of Stock under the Plan unless payment is made in Stock, in which case only the number of shares issued in payment of the Performance Share/Unit or Other Stock Based Awards shall constitute an issuance of Stock under the Plan.

3.2      Effect of Expirations

         Except as otherwise provided in Section 3.1, in the event that
         (a) any Award granted under the Plan or (b) any Award granted under the Predecessor Plan and outstanding on the effective date of the Plan, shall expire or terminate for any reason, including by reason of its reacquisition (through a purchase, exchange, surrender or otherwise) and cancellation by the Company, or if the amount of Stock subject to an Award or to be delivered upon exercise of an Award is reduced for any reason whatsoever, the Stock no longer subject to such Award shall be available to be reawarded under the Plan.

3.3      Adjustments in Authorized Shares

         In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, the number and class of shares which may be delivered under the Plan, and the number and class of and/or price of shares subject to outstanding Awards granted under the Plan shall be adjusted in a manner determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph or paragraph 3.4 shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

3.4      Adjustment for Purposes of Tender Offers

         In the event of the offer to holders of Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems appropriate and equitable in respect of outstanding Awards so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.


Section 4. Administration

4.1      The Committee

         The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. A director may serve on the Committee only if he or she has not received an Award under the Plan or any similar plan of the Company or any of its Subsidiaries for at least one year before his or her appointment and otherwise satisfies the definition of a "disinterested person" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

4.2      Authority of the Committee

         Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a performance period or the termination of any Restricted Period under an Award; to correct errors, omissions or inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award under the Plan, and (subject to the provisions of Section 8) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee's decisions and all related orders or resolutions of the Board of Directors with respect to the interpretation and administration of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, Participants and their estates and beneficiaries. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise or receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

         No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

4.3      Selection of Participants

         The Committee shall have the authority to grant Awards under the Plan from time to time to any employee of the Company and any of its Subsidiaries (including officers and directors who are employees) selected by the Committee. Except as otherwise provided in Section 6.4(b), the Committee shall select Participants from among employees identified by the Company as eligible to participate in the Plan.
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4.4      Delegation of Certain Responsibilities

         The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 4; provided, however, that no such delegation by the Committee shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects executive officers or directors of the Company, and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Subject to the above limitations, the Committee may delegate to the Chief Executive Officer of the Company its authority under this Section 4 to grant Awards to employees who are not executive officers or directors of the Company. All authority delegated by the Committee under this Section 4.4 shall be exercised in accordance with the provisions of the Plan and any guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Committee.

4.5      Award Agreements

         Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan.

         Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of an Award under the Plan. An employee who receives an Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant and/or an Optionee, or to have any rights with respect to such Award, unless and until such employee has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.


Section 5. Eligibility

Except with respect to Awards under Section 6.4 (the Bonus Equity Plan), all officers of the Company and each other employee of the Company and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible to receive Awards under the Plan. Eligibility criteria for participation in the Bonus Equity Plan are specified in Section 6.4(b).

Section 6. Awards Under the Plan

Any Award granted under the Plan may be made either alone or in conjunction with any other type of Award which may be granted under the Plan; provided that an Optionee shall not be granted Options for more than 1,000,000 shares of Stock in any twelve month period.

6.1      Stock Option Awards

         (a) Option Price - The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the fair market value of such Stock on the date the Option is granted. Such fair market value shall be determined by the Committee, which may use any reasonable valuation method. An Incentive Stock Option granted to any person who, at the time the Option is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the fair market value of the Stock subject to the Option.

         (b) Option Period - The Option Period shall be determined by the Committee, but no Incentive Stock Option shall be exercisable later than ten years from the date of grant and no Nonqualified Stock Option shall be exercisable later than ten years and one day from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant.

         (c) Limitation on Amount of Incentive Stock Options -
             Subject to the overall limitations of Section 3 (relating to the aggregate amount of Stock subject to the Plan), the aggregate fair market value (determined as of the time the Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan (and all other incentive stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000. In no event, however, shall an acceleration of exercisability pursuant to the terms of the Plan operate to reduce or limit the number of shares which may be exercised pursuant to such Incentive Stock Options. Shares in excess of the $100,000 limit described herein which become exercisable as a result of acceleration shall be treated as shares subject to a Nonqualified Stock Option.

         (d) Exercisability - An Option shall become exercisable at such time or times as determined by the Committee at or subsequent to grant.

         (e) Method of Exercise

             (i) In order to exercise an Option under the Plan, the
                 Optionee or other person(s) entitled to exercise the Option shall give written notice of exercise to the Company specifying the number of full shares to be purchased. Such notice shall be accompanied either by (A) payment in full (in such form as provided in this Section 6.1(e)) for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 9 or
                 (B) delivery of a properly executed notice together with irrevocable instructions to a securities broker to deliver promptly to the Company the amount of sale or loan proceeds.

             (ii) Unless the Committee shall in its sole discretion determine otherwise, payment in full or in part may be made by tendering to the Company Stock owned by the Optionee
                         (or by the Optionee and his or her spouse, jointly) and acquired more than six months prior to such tender. The amount of Stock tendered in payment shall have a fair market value equal to the aggregate purchase price of the number of full shares covered by the Option to be purchased, such fair market value to be determined in any reasonable manner as may be provided for from time to time by the Committee or as may be required to order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

             (iii)         The Committee in its sole discretion may
                         also permit payment in full or in part to be made by tendering Restricted Stock awarded under Section 6.4 of the Plan at least six months prior to such tender. The value of such Restricted Stock shall be specified by the Committee at the time it agrees to accept it in payment; provided that, if no value is specified by the Committee, the value of the Restricted Stock tendered shall be calculated in accordance with subparagraph 6.1(e)(ii).

             (iv) If the exercise price of an Option is paid by delivery of Restricted Stock awarded under
                         Section 6.4, then the shares issued upon exercise of the Option shall also be Restricted Stock and shall remain so for the remainder of the restricted period applicable to the shares of Restricted Stock tendered in payment.

         (f) Replacement Options -- At the time an Option is granted or upon the exercise of an Option granted under the Plan, the Committee may, at its sole discretion, authorize the issuance of or grant to the Optionee a Replacement Option. A Replacement Option shall be authorized or granted only if Stock or Restricted Stock is tendered in payment of the exercise price of the Option. The Replacement Option shall permit the Optionee to purchase a number of shares of Stock equal to the number of shares of Stock tendered in payment of the exercise price of the Option, and, if applicable, in satisfaction of any withholding taxes due upon exercise of the Option. The exercise price of the Replacement Option shall be equal to the fair market value of the Stock on the date the original Option is exercised, and, subject to the other provisions contained herein, may contain such terms as the Committee shall determine (including the date or dates on which the Option shall become exercisable and the length of the Option
             Period).

         (g) Termination of Employment - Unless otherwise specified by the Committee at or subsequent to the grant, an Option may be exercised after an Optionee's Termination of Employment only with respect to the number of shares of Stock (subject to adjustment as provided in Section 3.3 or 3.4) which the Optionee could have acquired by an exercise of the Option immediately prior to the Termination of Employment, but in no event after the expiration date of the Option as specified in the applicable Award Agreement. Except to the extent otherwise provided by the Committee, an Optionee's right to exercise any Option following Termination of Employment shall terminate:

             (i) At the expiration of three months (Incentive Stock
                 Options) or three years (Nonqualified Stock
                 Options) after the Optionee's Retirement; provided, however, if an Incentive Stock Option is not exercised within three months of the Optionee's Termination of Employment, it will be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

             (ii) At the expiration of one year (Incentive Stock Options) or three years (Nonqualified Stock Options) following a finding that the Optionee has a Disability; the determination of the Committee on any question involving disability to be conclusive and binding; or; At the expiration of one year in the event of the Disability of the Optionee, the determination of the Committee on any question involving disability shall be conclusive and binding; or
             (iii) At the expiration of one year after the Optionee's death if the Optionee's Termination of Employment occurs by reason of death or if the Optionee had the right to exercise an Option on the date of death pursuant to subparagraph (i) of this
                         Section 6.1(g).  Any Option exercised
                         under this subparagraph (iii) may be
                         exercised in full by the legal representative of the estate of the Optionee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

             (iv) Thirty days following the Optionee's Termination of Employment for any other reason, except that, if such Termination of Employment would constitute "discharge", as defined in the Company's Severance Benefit Plan (as in effect on the effective date of the Plan), the Optionee's right to exercise any Option shall end immediately upon such Termination of Employment.

         (h) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

6.2      Stock Appreciation Right Awards

         (a) Grants - Stock Appreciation Rights may be awarded alone or in conjunction with all or part of any Option granted under the Plan. The Committee, in its sole discretion, shall establish all terms of a stand-alone Stock Appreciation Right, including its exercise price and expiration date and any other terms the Committee believes appropriate at the time of grant.

             Awards of Stock Appreciation Rights in conjunction with Options shall be made as follows:

             (i) In the case of a Nonqualified Stock Option, such
                 rights may be granted either at the time the Option is granted or at any subsequent time during the term of the Option; and

             (ii) In the case of an Incentive Stock Option, such rights may be granted only at the time the Option is granted.

         (b) Terms and Conditions - Stock Appreciation Rights awarded in conjunction with an Option shall be subject to all terms and conditions of the Option. In addition, all Stock Appreciation Rights shall be subject to the following terms and conditions, and may contain additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine:

             (i) Price and Fair Market Value - The purchase price
                 per share of Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant. Both the purchase price and the fair market value of Stock on the date of exercise of a Stock Appreciation Right shall be determined by the Committee in the manner specified in Section 6.1(a) with respect to Options.
             (ii) Exercisability - Stock Appreciation Rights awarded in conjunction with an Option shall be exercisable only to the extent that the Option is exercisable and shall terminate and shall no longer be exercisable upon the expiration or exercise of the related Option. Stock Appreciation Rights not granted in conjunction with an Option shall be exercisable as specified by the Committee at or subsequent to the date of grant.
                         However, no Stock Appreciation Right or
                         any related Option may be exercised until at least 6 months after the date of grant, except that this limitation shall not apply in the event of the death or Disability of the Participant prior to the expiration of the 6-month period.

             (iii) Termination of Employment - Except as otherwise provided by the Committee at the time a Stock Appreciation Right is awarded, the right to exercise a Stock Appreciation Right shall terminate as specified in Section 6.1(g) of the Plan as if the Stock Appreciation Right were a Non-Qualified
                         Stock Option.

         (c) Method of Exercise - A Stock Appreciation Right awarded in conjunction with an Option may be exercised by the Optionee surrendering the applicable portion of the related Option. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. Upon the exercise of any Stock Appreciation Right, a Participant shall be entitled to receive an amount, in cash or whole shares of Stock or partly in cash and partly in Stock (as determined by the Committee in its sole discretion), equal to the amount by which the fair market value of one share of Stock (determined by the Committee as if the Stock Appreciation Right were a Non-Qualified Option) exceeds the exercise price per share specified in the Award, multiplied by the number of shares in respect of which the Stock Appreciation Right has been exercised. Shares of Stock delivered to the Participant upon exercise of a Stock Appreciation Right, if any, shall be valued at their fair market value (determined as specified in Section 6.1(a) above) on the date of exercise.

         (d) Limited Stock Appreciation Rights - Notwithstanding anything else in this Section 6.2 to the contrary, the Committee may grant Stock Appreciation Rights which
             (i) become exercisable solely upon the occurrence of a Change of Control as defined in Section 9.12 hereof and which remain exercisable for a specified period of time (not exceeding 90 days) following such Change of Control, and (ii) provide that upon exercise, the amount payable to the holder thereof may be based upon either
             (A) the fair market value of a share of Stock (determined as specified in Section 6.1(a) above) or (B) the highest price per share paid in any transaction reported on the New York Stock Exchange Composite
             Index, or paid or offered in any bona fide transaction related to a Change of Control, at any time during the 60 day period immediately preceding the occurrence of the Change of Control, in each case as determined by the Committee except that, in the case of any such Stock Appreciation Right relating to an Incentive Stock Option, the amount payable shall be based solely on the fair market value of a share of Stock.

6.3      Restricted Stock Awards

         (a) Restricted Period - Except as otherwise specified by the Committee, the Restricted Period shall commence on the date of grant of the Award and shall expire 3 years thereafter. During the Restricted Period, the Participant shall not sell, transfer, pledge, assign or otherwise dispose of shares of Stock subject to a Restricted Stock Award. Any attempt by the Participant to sell, transfer, pledge, assign or otherwise dispose of such Stock shall constitute immediate forfeiture of such Award.

         (b) Rights of Participant - Except as provided in paragraph
             (a) of this Section 6.3, the Participant shall have, with respect to the shares subject to the Restricted Stock Award, all the rights of a stockholder of the Company, including the right to vote the shares and the right to receive all dividends and other distributions with respect to such shares, provided that the Participant has become the holder of record of such shares. In the event of any adjustment as provided in Section 3.3 or 3.4 or any securities received as a dividend on the Award shares, such new or additional shares or securities shall be subject to the same terms and conditions as relate to the original Restricted Stock Award.

         (c) Lapse of Restrictions - At the conclusion of the Restricted Period, the restrictions on the Restricted Stock Award shall lapse, whereupon the Company shall, subject to the provisions of Section 9.3 or 9.5, promptly deliver to the Participant a stock certificate evidencing those shares.

         (d) Termination of Employment - Except as otherwise provided by the Committee either at the time the Restricted Stock Award is granted or thereafter, the Restricted Period shall end and any other restrictions specified in the Award Agreement shall automatically be removed upon the Participant's Termination of Employment by reason of death, Disability or Retirement during the Restricted Period. In the event of the Participant's Termination of Employment during the Restricted Period for any other reason, the Participant's rights to the shares subject to the Restricted Stock Award shall be forfeited and all such shares shall immediately be surrendered to the Company.

6.4      Bonus Equity Plan

         (a) Grants - Awards will be made in the form of Restricted Stock, based on a percentage of the cash incentive compensation otherwise payable to a Participant under any incentive compensation plans, programs or arrangements of the Company or any Subsidiary, and will be granted at such time as the Committee may in its sole discretion determine ("BEP Awards"). The percentage of incentive compensation used to determine the size of BEP Awards will be determined by a formula or formulas approved by the Committee.

         (b) Eligibility - Officers and other key employees of the Company or any of its Subsidiaries who are entitled to receive cash incentive compensation shall be eligible to receive Awards under this Section 6.4. The Committee shall, in its sole discretion, select Participants to receive BEP Awards from among those officers and employees who are entitled to receive cash incentive compensation and who (i) are nominated to participate in the Bonus
             Equity Plan by the Company or (ii) voluntarily elect to participate. Participation in the Bonus Equity Plan by Participants nominated by the Company shall be mandatory upon approval by the Committee.

         (c) Amount - The number of shares of Restricted Stock subject to a BEP Award will be calculated by valuing the Stock at not less than 75% of its fair market value ("BEP Value"). For purposes of this Section 6.4, the BEP Value shall be determined by the Committee based on the average of the Stock's closing prices on the Composite Tape of the New York Stock Exchange for the five trading days prior to the date of the Award. The dollar value of each Participant's specified percent of cash incentive compensation to be subject to a BEP Award (determined by formulas approved by the Committee) will be divided by the BEP Value to determine the number of whole shares of Restricted
             Stock subject to each BEP Award. The value of any fractional shares will be paid in cash.

         (d) Form - Each Participant who receives a BEP Award may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. A "book entry" (i.e., a computerized or manual entry) may instead be made in the records of the Company to evidence a Participant's BEP Award. Such Company records shall, absent manifest error, be binding on all Participants.

         (e) Restrictions - a BEP Award shall be subject to the following restrictions and conditions:

             (i) Except as otherwise specified by the Committee
                 either at the time of grant or thereafter, the Restricted Period shall be three years from the date a BEP Award is granted. During the Restricted
                 Period, except as provided in Section 6.1(e) of the Plan, the Participant shall not sell, transfer, pledge, assign or otherwise dispose of such shares and any attempt by a Participant to do so shall constitute immediate forfeiture of the BEP Award.

             (ii) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time a BEP Award is granted, during the Restricted Period the Participant shall have all such rights with respect to shares of Restricted Stock granted under this Section
                         6.4 as are specified in Section 6.3(b) with respect to other shares of Restricted Stock.

         (f) Lapse of Restrictions - At the conclusion of the Restricted Period, the restrictions on the BEP Award shall lapse and the Participant shall thereafter have the right to sell or otherwise transfer the BEP Award
             Shares.

         (g) Termination of Employment - Except as otherwise provided by the Committee either at the time of grant or thereafter, the Restricted Period shall end and any other restrictions specified in the BEP Award Agreement shall automatically be removed upon the Participant's Termination of Employment by reason of death, Disability or Retirement during the Restricted Period.
             In the event of the Participant's Termination of Employment during the Restricted Period for any other reason, unless the Committee shall otherwise determine, the Participant's rights to the shares subject to the BEP Award shall be forfeited and all such shares shall immediately be surrendered to the Company.

6.5      Performance Share/Unit Awards

         (a) Grants - Performance Share/Unit Awards granted under the Plan shall be in such form as the Committee may from time to time approve, subject to the terms and conditions of this Section 6.5 and may contain any terms and conditions (which terms and conditions need not be the same in each case), not inconsistent with the Plan, as the Committee shall deem desirable.

         (b) Performance Period - The Committee shall, at the time of grant, establish a performance period for the Award. Such period shall commence and end on the dates specified by the Committee. Notwithstanding the above, the Committee may, in its sole discretion, accelerate the end of a performance period.

         (c) Performance Criteria and Valuation - The Committee shall, at the time of grant, establish performance criteria with respect to the Performance Share/Unit Award.
             These performance criteria may include any measures of performance of the Company or its Subsidiaries or such other criteria as the Committee shall select. At the end of the performance period established by the Committee pursuant to Section 6.5(b), the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the value, if any, of the Performance Share/Unit Award and the amount payable in respect thereof.

         (d) Dividents and Interest - Subject to the provisions of the Plan and the Award Agreement, a Participant who receives a Performance Share Award under this Section
             6.5 shall be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise been reinvested.

         (e) Payment shall be made in cash or in Stock having a fair market value on the date of payment
             (determined by the Committee using any reasonable valuation method) equal to the amount payable, or partly in cash and partly in Stock, as determined by the Committee. No fractional shares of Stock will be issued.

         (f) Termination of Employment

             (i) If a Participant's employment terminates during the
                 performance period specified in the Award
                 Agreement by reason of death, Disability or Retirement, any payment to the Participant, or to the Participant's estate or to those person(s) who acquire the right to receive such payment by bequest or inheritance, shall be determined by the Committee at the end of that performance period based on the criteria established under Section 6.5(c). Any such payment shall be prorated to reflect the period of time the Participant was employed during the performance period. Notwithstanding the above, the Committee, in its sole discretion, may accelerate such payment by taking into consideration the extent to which the performance criteria were achieved at the time of the Termination of Employment.

             (ii) In the event the Participant's Termination of Employment occurs prior to the end of the specified performance period for any reason other than those specified in Section 6.5(f)(i), the Participant's right to the Performance Share/Unit Award shall be forfeited as of the date of his or her Termination of Employment, except that the Committee may, in its sole discretion, make provisions for payment, if any, as it deems appropriate.

6.6      Other Stock Based Awards

         (a) Grants - Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock Based Awards") may be granted under the Plan. The provisions of Other Stock Based Awards need not be the same in each case. The Committee, in its sole discretion, may grant Other Stock Based Awards as it deems appropriate (i) to take advantage of the compensation practices or tax and accounting regulations applicable at the time of the grant, even if such practices or regulations are different from those in effect on the effective date of the Plan and
             (ii) to conform to and comply with tax, securities or other law or regulations in jurisdictions outside the United States.

         (b) Terms and Conditions - Other Stock Based Awards made pursuant to this Section 6.6 shall be subject to the following terms and conditions:

             (i) Subject to the provisions of the Plan and the Award
                 Agreement, a Participant who receives an Award under this Section 6.6 shall be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise been reinvested.

             (ii) Any Award under this Section 6.6 and any Stock covered by any such Award may be forfeited to the extent so provided in the Award Agreement as determined by the Committee in its sole discretion.

         (c) Termination of Employment - Unless otherwise specified by the Committee, all Other Stock Based
             Awards granted under this Section 6.6 will be forfeited upon the Participant's Termination of Employment, except that, in the event the Participant's Termination of Employment occurs by reason of death, Retirement or Disability, the Committee may, in its sole discretion, waive any or all of the remaining limitations, restrictions or requirements, if any, imposed pursuant to the Plan or in the applicable Award Agreement.


Section 7. Performance Related Awards

7.1      Performance Objectives.

         (a) Notwithstanding anything else in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Award (other than an Option or a Stock Appreciation Right) intended to qualify as "other performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code, including of Restricted Stock, Performance Shares, Performance Units or Other Stock Based Awards, (other than an award which will vest solely on the basis of the passage of time) granted to an officer who is (i) subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and (ii) whose compensation is deductible under the Code in the United States, shall become vested, if at all, only upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part. An Award subject to such a determination by the Committee shall be known as a Performance Award.

         (b) Performance objectives for Performance Awards shall be determined over a measurement period or periods established by the Committee and shall relate to at least one of the following criteria: (i) operating margin (operating income divided by operating revenues); (ii) operating income; (iii) income before income taxes and minority interest, (iv) return on equity; and (v) earnings per share, (as such criteria may relate to the performance of (A) the Company, (B) a Subsidiary, (C) a division or unit of any of the foregoing or (D) any of the foregoing compared to that of other companies or of each other (the "Performance Criteria").

         (c) The maximum number of shares of Stock that may be subject to any such Performance Award in any 12 month period shall not exceed 500,000 shares, as such number may be adjusted pursuant to Section 3.


7.2      Annual Incentive Compensation.

         The Committee may, in addition to the Performance Awards described above, pay cash amounts under the Plan to any officer of the Company or of any Subsidiary described in
         Section 7.1(a) above who is subject to the reporting requirements of Section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria. Notwithstanding anything else contained herein to the contrary, the maximum amount of such cash payment to any single officer with respect to any 12 month period shall not exceed the lesser of (A) $3,000,000 or (B) three times the officer's annual base salary as in effect on the last day of the fiscal year preceding the calendar year in which such cash payment is made.

7.3      Interpretation.

         Notwithstanding anything else in the Plan to the contrary, to the extent required to qualify any Performance Award as "other performance based compensation" within the meaning of Section 162(m) (4) (C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.


Section 8. Amendments and Termination

8.1 The Board of Directors may terminate, suspend, amend or alter the Plan, but no such action may impair or adversely affect the rights of a Participant under an Option or other Award theretofore granted, without the Participant's consent, other than as provided in Section 9.12. In addition, no amendment shall become effective without the approval of stockholders if such amendment would

             (i) Increase the amount of Stock which may be issued
                 under the Plan (except as authorized in accordance with Section 3 of the Plan) in a manner that would require stockholder approval for the Plan to continue to qualify for the exemption available under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act");

             (ii) Permit the grant of Options with an exercise price which is less than the fair market value of the Stock on the date of grant;

             (iii) Expand the class of eligible participants in the Plan to include any member of the Company's Board of Directors who is not also an employee of the Company or one of its Subsidiaries;

             (iv) Extend the duration of Awards to a period greater than that permitted under Section 9.13;

             (v) Modify any provision of the Plan in a manner that
                 would cause compensation payable pursuant to any Award to fail to be deductible for U.S. federal income tax purposes if such compensation is (x) intended to pay compensation qualifying as other performance based compensation under Section
                 162(m) of the Code and (y) granted to an executive officer who is subject to the reporting requirements under Section 16(a) of the 1934 Act and whose compensation is deductible by the Company or a Subsidiary under U.S. tax law; or

             (vi)        Extend the period during which Awards
                         under the Plan may be granted past the date specified in Section 12.

8.2 In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant. Any new Award made under this section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option or Stock Appreciation Right.

8.3 Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular Participants or particular groups of Participants.


Section 9. General Provisions

9.1 Unfunded Status of Plan - The Plan is intended to constitute an "unfunded" plan for incentive compensation, and is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and/or other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

9.2      Transfers, Leaves of Absence and Other Changes in
         Employment Status - For purposes of the Plan:

         (a) A transfer of an employee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or

         (b) A leave of absence, duly authorized in writing by the Company, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety days; or

         (c) Any leave of absence in excess of ninety days approved by the Company, provided the employee's right to reemployment is guaranteed either by a statute or by contract;

         shall not be deemed a Termination of Employment. The Committee, in its sole discretion, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

9.3 Distribution of Stock - The Committee may require Participants receiving Stock in connection with any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

9.4 Limits on Transfer - Subject to the provisions of the Plan and the Award Agreement, and except as provided in
         Section 6.1(e) with respect to BEP Awards, no Award may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or to a member of the Participant's family or to a trust or similar vehicle for the benefit of such family members to whom or to which the Committee shall permit an Award to be transferred upon such terms and conditions as the Committee shall establish.

9.5 Stop Transfer Orders/Restrictions - All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock Award, BEP Award or Other Stock Based Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.6      Payment for Restricted Stock, BEP, Performance
         Share/Unit, or Other Stock Based Awards - Except as otherwise required in the applicable Award Agreement, recipients of Awards under the Plan (other than Options) shall not be required to make any payment or provide consideration for the receipt of such Awards, other than the rendering of services.

9.7 Other Compensation Plans - Nothing contained in the Plan shall prevent the Board of Directors from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

9.8 Grants Under Predecessor Plan - Subject to the approval of the Plan by stockholders at the Company's 1995 Annual Stockholders' Meeting, the provisions of the Plan shall apply to, and govern, existing and subsequent awards under the Predecessor Plan (as defined in Section 3.1) and, unless otherwise determined by the Committee, existing and subsequent awards under the Predecessor Plan shall be deemed to be amended to provide any additional rights applicable to Awards hereunder, subject to the right of any affected participant in the Predecessor Plan to refuse to consent to such amendment.

9.9 Subsidiary Plans - The Committee may approve or adopt incentive compensation plans under the Plan for employees of Subsidiaries as required to meet the provisions of the tax or securities laws or other applicable laws, rules or regulations in the jurisdictions in which any Subsidiary operates. Any shares of Stock issued under any such Subsidiary plans shall be deemed to have been issued under the Plan. The Committee, in its sole discretion, may delegate its authority under this Section 9.9 to the Chief Executive Officer or any other appropriate officer of the Company, provided that no such delegation shall be made with respect to any plan of a Subsidiary that would provide Awards to an executive officer or a director of the Company.

9.10 Authority Limited to Committee - No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Committee pursuant to the Plan or as provided in Section 4.4. Participants shall have no rights with respect to any Award except as set forth in the Plan and the applicable Award Agreement.

9.11     No Right to Employment - Neither the action of the
         Company in establishing the Plan, nor any action taken by it or by the Board of Directors or by the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

9.12     Change of Control

         (a) For the purposes of the Plan, a "change of control" shall be deemed to have taken place if:

             (i) Any individual, firm, corporation or other entity, or
                 any group (as defined in Section 13(d)(3) of the 1934 Act) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the 1934 Act) of more than 35% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

             (ii) Any individual, firm, corporation or other entity or any group (as defined in Section 13(d)(3) of the 1934 Act) commences a tender or exchange offer subject to Section 14(d)(1) of the 1934 Act for any class of the Company's capital stock; or

             (iii)       The stockholders of the Company approve
                         a definitive agreement for (A) the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (B) the sale, exchange or other disposition of all or substantially all of the assets of the Company; or

             (iv) During any period of two years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for the election by the stockholders of the Company, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period;

             provided, however, that a "change of control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company or any of its Subsidiaries, any profit-sharing, employee ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities

         (b) In the event of a "change of control" as defined in subsection (a) above, Awards granted under the Plan will be subject to the following provisions:

             (i) All outstanding Options and Stock Appreciation
                 Rights granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option or Stock Appreciation Right shall remain exercisable in full thereafter until it expires pursuant to its terms;

             (ii) All restrictions contained in Restricted Stock Awards and BEP Awards granted under Sections 6.3 and 6.4, respectively, of the Plan shall lapse, and the Participant shall thereupon own the stock free and clear of such restrictions;

             (iii) With respect to Performance Share/Unit Awards granted under the Plan, the performance period established for such Awards shall be deemed to have been completed, and such Awards shall become payable in an amount equal to the greater of the amount payable upon achievement of the performance criteria established for the Award at the time of grant or the actual performance achieved to the date of the "change of control"; and

             (iv) With respect to Other Stock Based Awards, such Awards shall become fully exercisable or payable in accordance with the terms and conditions specified in the Award
                         Agreement.

9.13 Award Period - No Award granted under the Plan shall be exercisable or payable more than 10 years from the date of grant except for Nonqualified Stock Options, which shall not be exercisable for more than 10 years and one day from the date of grant.


Section 10. Taxes

10.1 Pursuant to Section 83(b) of the Code, if any Participant properly elects (within thirty days of the date on which property subject to a substantial risk of forfeiture and non-transferable is transferred to such Participant pursuant to an Award) to include in gross income for U.S. Federal income tax purposes an amount equal to the fair market value (on the date of such transfer) of the Stock subject to the Award (or the difference between the fair market value and the option price on the date of exercise of an Option), such Participant shall make arrangements satisfactory to the Committee to pay to the Company, at the time of such transfer (or at the time of exercise in the case of an Option), any U.S. Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

10.2 Any Participant who does not or cannot make the election described in Section 10.1 with respect to an Award, shall, no later than the date as of which the value of the Award first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any taxes of any kind required by law to be withheld with respect to the Stock or other property subject to such Award, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

10.3 Unless the Committee shall in its sole discretion determine otherwise (and subject to any limitations imposed by Section 16 of the 1934 Act, payment of any taxes required to be withheld may be made, in whole or in part, by an election by a Participant (in accordance with rules adopted by the Committee from time to time): (i) to have the Company withhold shares of Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability and/or (ii) to tender to the Company shares of Stock owned by the Participant (or by the Participant and his or her spouse, jointly) and acquired more than six months prior to such tender (excluding any shares of Restricted Stock awarded under Section 6.3 or Section 6.4 of the Plan) and having a fair market value equal to such tax liability. The fair market value of any Stock so tendered shall be determined in such reasonable manner as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.


Section 11. Effective Date of Plan

The Plan shall be effective on the date it is approved by an affirmative vote of the holders of a majority of the shares of voting stock of the Company represented at the meeting at which the Plan is adopted and entitled to vote.


Section 12. Term of Plan

Unless terminated earlier by the Board of Directors, no Award shall be made under the Plan after December 31, 2005, except that the foregoing shall not apply to or prevent any amendment, modification or suspension at any time of any Award or the waiver at any time of any terms or conditions thereof by the Committee under the provisions of the Plan or the amendment or modification by the Board of Directors of the Plan under Section 8.1.